SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2020

CBM BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Maryland	001-38680	83-1095537
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 East Joppa Road, Baltimore, MD 21234

(Address of Principal Executive Offices)

(410) 665-7600

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock (par value $0.01 per share)	CBMB	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

Effective August 18, 2020, the Board of Directors authorized a plan to repurchase up to $3,500,000 of outstanding shares of Common Stock in the aggregate; provided that the Company maintains a “well-capitalized” designation prior to and throughout the share repurchase program. The repurchases will be made during a period through July 31, 2021, on the open market, in privately negotiated transactions, or in such other manner as will comply with applicable policy, law and regulations. The repurchase plan was adopted in accordance with guidelines specified in Rule 10b5-1 and Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and the Company’s Insider Trading Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CBM BANCORP, INC.

DATE: August 18, 2020	By:	/s/ Joseph M. Solomon
Joseph M. Solomon
President
(Duly Authorized Officer)